Exhibit 4.1(b)

Cross-Reference Table Between Trust Indenture Act of 1939

and Indenture

Section of Trust Indenture Act of 1939, as amended	Section of Indenture
Section 310 (a)(1)	609
(a)(2)	609
(a)(3)	NOT APPLICABLE
(a)(4)	NOT APPLICABLE
(a)(5)	609
(b)	608
Section 311 (a)	613
(b)	613
Section 312 (a)	701,702
(b)	702
(c)	702
Section 313 (a)	703
(b)	703
(c)	703
(d)	703
Section 314 (a)	704
(b)	NOT APPLICABLE
(c)(1)	102
(c)(2)	102
(c)(3)	NOT APPLICABLE
(d)	NOT APPLICABLE
(e)	102
(f)	NOT APPLICABLE
Section 315 (a)	601
(b)	602
(c)	601
(d)	601
(e)	514
Section 316 (a)(1)(A)	512
(a)(1)(B)	513
(a)(2)	NOT APPLICABLE
(b)	508
Section 317 (a)(1)	503
(a)(2)	504
(b)	1003
Section 318 (a)	107

*This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

Indenture Table of Contents

Page

ARTICLE ONE

Definitions and Other Provisions of General Application

ARTICLE TWO

Security Forms

ARTICLE THREE

The Securities

Section 301.	Amount Unlimited; Issuable in Series	19
Section 302.	Denominations	21

ARTICLE FOUR

Satisfaction and Discharge

Section 401.	Satisfaction and Discharge of Indenture	28
Section 402.	Application of Trust Money; Indemnification	29
Section 403.	Satisfaction, Discharge and Defeasance of Securities of any Series	30

ARTICLE FIVE

Remedies

Section 514.	Undertaking for Costs	40
Section 515.	Waiver of Stay or Extension Laws	40

ARTICLE SIX

The Trustee

ARTICLE SEVEN

Holders’ Lists and Reports by Trustee and Company

Section 701.	Company to Furnish Trustee Names and Addresses of Holders	54
Section 702.	Preservation of Information; Communications to Holders	54
Section 703.	Reports by Trustee	55
Section 704.	Reports by Company	57

ARTICLE EIGHT

Consolidation, Merger, Conveyance, Transfer or Lease

Section 801.	Company May Consolidate, Etc., Only on Certain Terms	57
Section 802.	Successor Substituted	59

ARTICLE NINE

Supplemental Indentures

ARTICLE TEN

Covenants

Section 1001.	Payment of Principal, Premium and Interest	62
Section 1002.	Maintenance of Office or Agency	63
Section 1003.	Money for Securities Payments to Be Held in Trust	63
Section 1004.	Statement by Officers as to Default	64
Section 1005.	Existence	65
Section 1006.	Maintenance of Properties	65
Section 1007.	Payment of Taxes and Other Claims	65
Section 1008.	Limitations on Liens	65
Section 1009.	Limitations on Sale and Lease-Back	67
Section 1010.	Defeasance of Certain Obligations	68
Section 1011.	Waiver of Certain Covenants	69
Section 1012.	Applicability of Covenants	69

ARTICLE ELEVEN

Redemption of Securities

Section 1101.	Applicability of Article	69
Section 1102.	Election to Redeem; Notice to Trustee	70
Section 1103.	Selection by Trustee of Securities to Be Redeemed	70
Section 1104.	Notice of Redemption	70

Section 1105.	Deposit of Redemption Price	71
Section 1106.	Securities Payable on Redemption Date	71
Section 1107.	Securities Redeemed in Part	72

ARTICLE TWELVE

Sinking Funds

Section 1201.	Applicability of Article	72
Section 1202.	Satisfaction of Sinking Fund Payments with Securities	72
Section 1203.	Redemption of Securities for Sinking Fund	73